UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 6, 2010

Lihua International, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52650	14-1961536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Lihua Holdings Limited Houxiang Five-Star Industry District Danyang City, Jiangsu Province, PRC 212312
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +86-511-86317399

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Lihua International, Inc. (the “Company”) held its annual meeting of stockholders on June 6, 2010 (“Annual Meeting”). There were 29,143,432 shares of common stock entitled to be voted, and 20,263,506 shares present in person or by proxy, at the Annual Meeting.

Two items of business were acted upon by stockholders at the Annual Meeting. The voting results are as follows:

1.	Election of Directors.

Stockholders elected all of the Company’s nominees for director for one-year terms expiring on the date of the Annual Meeting in 2011.

	Votes For	Votes Withheld	Broker Non- Votes

Jianhua Zhu	17,348,809	34,114	2,880,583

Yaying Wang	17,344,570	38,353	2,880,583

Robert C. Bruce	17,349,239	33,684	2,880,583

Jonathan P. Serbin	17,349,239	34,764	2,879,503

Kelvin Lau	17,349,059	33,864	2,880,583

2.	Approval of the Company’s Independent Accountants.

Stockholders ratified the appointment of AGCA, Inc. as the Company’s independent accountants for 2010.

Votes For	Votes Against	Abstentions	Broker Non-Votes

20,251,458	9,648	2,400	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2010	Lihua International, Inc.

	By:	Jianhua Zhu
Name: Jianhua Zhu
Title: Chief Executive Officer and President